UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2017 (August 7, 2017)

CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (312) 822-5000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 7, 2017, the registrant entered into an underwriting agreement (“Underwriting Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters listed on Schedule II thereto, relating to the offer and sale of $500 million aggregate principal amount of the registrant’s 3.450% notes due 2027 (the “Notes”).  The Notes are being offered and sold pursuant to the registrant’s effective shelf registration statement on Form S-3 (File No. 333-210531) and prospectus supplement, dated August 7, 2017.  The sale of the Notes is expected to close on August 10, 2017, subject to customary closing conditions.

The foregoing descriptions of the Underwriting Agreement and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement and the form of the Notes, which are attached hereto as Exhibits 1.1 and 4.1, respectively, and incorporated herein by reference.  A copy of the opinion and consent of Scott Louis Weber, Executive Vice President and General Counsel, of the registrant relating to the legality of the Notes to be issued and sold in the offering is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits:

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: August 9, 2017	By	/s/ D. Craig Mense
(Signature)

D. Craig Mense
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1

Underwriting Agreement, dated August 7, 2017, among CNA Financial Corporation and Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto.

4.1	Form of 3.450% Note due 2027.

5.1	Opinion of Scott Louis Weber, Esq.

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Scott Louis Weber, Esq. (included as part of Exhibit 5.1).